TRAC Financial Group, Inc

16458 Bolsa Chica, # 419

Huntington Beach, CA 92649

PRESS RELEASE

Symbol: Pink Sheets: TCFG

TRAC FINANCIAL GROUP, INC. ACQUIRES SEGWAY FINANCIAL, INC.

Huntington Beach, CA. February 22, 2006 - TRAC Financial Group, Inc. – Pink Sheets: TCFG), announced today that it has closed a transaction whereby it has acquired all of the issued and outstanding stock of Segway Financial, Inc., a Newport Beach, California-based mortgage broker. No terms of the transaction, which closed on February 21, 2006, were disclosed.

Segway Financial will continue with its existing management in place and will operate as a wholly-owned subsidiary of TRAC Financial Group. Segway Financial, which began business in October 2003, is a HUD-approved Loan Correspondent Mortgagee, specializing in originating single family residential HUD-insured mortgages throughout Southern California. Segway Financial has produced net operating profits in each of its fiscal years since its inception. Annual revenues for its most recent fiscal year exceeded $5.0M.

About TRAC Financial Group, Inc.

TRAC Financial Group, Inc. is a financial services holding company. TRAC intends to actively pursue acquisition and merger candidates, consisting of mortgage brokers/bankers that are structured and operated to perform satisfactorily in any mortgage climate. The Company intends to acquire entities with production that is comprised of entry-level FHA borrowers, as well as luxury home buyers with individual loans up to $2,000,000 or more. A new website is under construction and will be announced at a later date.

A number of statements referenced in this Release, and in interviews that have been granted, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, and goals, assumption of future events or performance are not statements of historical fact and may be “forward-looking statements.” Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward-looking statements in this Release may be identified through the use of words such as “expects,” “will,” “anticipates,” “estimates,” “believes,” or statements indicating certain actions “may,” “could,” or “might” occur. Such statements reflect the current views of TRAC Financial Group, Inc. with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. TRAC Financial Group, Inc. does not undertake any responsibility to update the “forward-looking” statements contained in this news release. Any communications received by fax or e-mail concerning TRAC Financial Group, Inc. which have not been authorized by the Company or its investor relations/media advisory firm are specifically disavowed by the Company.

Contact Person:

James E. Shipley - 888-886-7958